EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Lincoln Mining Corp. (the “Company”) on Form 10-Kfor the year ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Pulos, Chief Executive Officer of Lincoln Mining Corp., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 24, 2009

By: /s/ John Pulos

John Pulos, Chief Executive Officer